August 28, 1996





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


	RE:	Registration Statement on Form S-8
		Imagica Entertainment, Inc.


Gentlemen:

	I have acted as counsel for Imagica Entertainment, Inc.
(the "Company") in connection with its proposed offering to certain consultants of Company of 320,415 common shares and warrants to purchase an additional 300,000 common shares
(par value $.0001). In connection with the proposed public offering and above-described registration statement, I have reviewed the following:

	1. The Certificate of Incorporation and amendments thereto of the Company;

	2. The By-Laws and amendments thereto of the Company;

	3. The minute books of the Company; and

	On the basis of such investigation and the examination of such other records as I deemed necessary, I am of the opinion that:

	a) the Company has been duly incorporated and is validly existing under the laws of the State of Florida; and

	b) The 620,415 shares have been duly authorized and when issued, will be legally issued by the Company and will be fully paid and nonassessable.

	I consent to the filing of this opinion as an Exhibit for the purpose of registering all or a portion of the Common Shares described in Form S-8 under the relevant state and federal securities laws.



						Sincerely,


						/s/ Bruce Brashear
						Bruce Brashear, Esq.